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EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc.
Newport Beach, California

We hereby consent to the incorporation by reference in, the previously filed Registration Statements on Form S-8 (Nos. 333-33494, 333-00159 and 333-143346) of Biomerica and Subsidiary, of our report dated August 28, 2009, relating to the consolidated financial statements as of May 31, 2009 and 2008 and for the years ended May 31, 2009 and 2008, which appears in this Form 10-K.


/s/ PKF
Certified Public Accountants
A Professional Corporation

San Diego, CA
August 28, 2009